UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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T2 Biosystems, Inc.

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T2 Biosystems, Inc.

101 Hartwell Ave.

Lexington, MA 02421

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2018 Annual Meeting of Stockholders of T2 Biosystems, Inc. will be held on Friday, June 8, 2018, at 9 a.m. Eastern Time, at 91 Hartwell Ave., Lexington, Massachusetts 02421. The purpose of the meeting is the following:

1.	to elect three directors, John McDonough, Adrian Jones and Seymour Liebman, to serve as Class I directors until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal; and

2.	to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

Only T2 Biosystems, Inc. stockholders of record at the close of business on April 11, 2018 will be entitled to vote at the meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2017 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2017 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By Order of the Board of Directors,

John McDonough Chief Executive Officer, President, and Director

Lexington, Massachusetts

April 26, 2018

T2 BIOSYSTEMS, INC.

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors (the “Board of Directors” or “Board”) has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by April 27, 2018.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 8, 2018: This proxy statement, the accompanying proxy card or voting instruction card and our 2017 Annual Report on Form 10-K are available at http://www.proxyvote.com.

In this Proxy Statement, the terms the “Company,” “T2 Biosystems,” “we,” “us,” and “our” refer to T2 Biosystems, Inc. and our wholly owned subsidiary. The mailing address of our principal executive offices is T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 11, 2018, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 36,019,883 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of T2 Biosystems preferred stock were outstanding as of April 11, 2018.

Quorum; Abstentions; Broker Non-Votes

Our By-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware (the “DGCL”), shares that are voted “abstain” or “withheld” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will only be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal 1 is a “non-discretionary” item. Since this is the only proposal, if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote, and those votes will be counted as broker “non-votes.”

Voting

In Person

If you are a stockholder of record, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares. No appraisal rights are available under Delaware Law or under the Current Certificate or the Company’s bylaws to any stockholder who dissents from this proposal.

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

T2 Biosystems is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

OVERVIEW OF PROPOSALS

This Proxy Statement contains one proposal requiring stockholder action. Proposal 1 requests the election of three directors to the Board of Directors. The proposal is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are three of the current Class I members: John McDonough, Adrian Jones and Seymour Liebman. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2021 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class I Directors

The names of the nominees for Class I directors and certain information about each as of April 11, 2018 are set forth below.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Age
John McDonough	Chief Executive Officer, President and Director	2007	58
Adrian Jones	Director	2016	53
Seymour Liebman	Director	2016	68

Directors Not Standing for Election or Re-Election

The names of and certain information as of April 11, 2018 about the members of the Board of Directors who are not standing for election or re-election at this year’s Annual Meeting are set forth below.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Class and Year in Which Term Will Expire	Age
Michael Cima	Director	2006	Class II-2019	58
Stanley Lapidus	Director	2008	Class III-2020	68
John W. Cumming	Director	2014	Class III-2020	72
David Elsbree	Director	2014	Class III-2020	70

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the nominating and corporate governance committee of our Board of Directors.

John McDonough has served as our President and Chief Executive Officer and a member of our Board of Directors since November 2007. From 2003 to 2007, Mr. McDonough held various positions at Cytyc Corporation, a company engaged in the design, development, manufacturing and marketing of clinical products that focus on women’s health, where he ultimately served as President of Cytyc Development Corporation. Mr. McDonough received his B.S.B.A. from Stonehill College. Mr. McDonough’s extensive management experience as a senior executive and his diagnostic company experience contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Michael J. Cima, Ph.D. is one of our founders and has served as a member of our Board of Directors since 2006. Since 1986, Dr. Cima has been a Professor of Materials Science and Engineering at Massachusetts Institute of Technology, or MIT, and he currently holds the David H. Koch Engineering Chair and an appointment at the Koch Institute for Integrative Cancer Research. Dr. Cima received his B.S. in chemistry and his Ph.D. in chemical engineering, both from the University of California at Berkeley. Dr. Cima’s extensive life science experience and knowledge of the diagnostics industry contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

John W. Cumming has served as a member of our Board of Directors since July 2014 and also serves as a member of the Board of Directors of TransMed7, LLC. Mr. Cumming currently serves as Chief Executive Officer and Managing Director of Cumming & Associates LLC, a strategic advisory firm serving the healthcare industry. From August 2000 until December 2013, Mr. Cumming served in a number of leadership roles at Hologic Inc., a diagnostics company, including as Chief Executive Officer from 2001 through 2009 and again from July 2013 through December 2013, as President from 2001 until 2003, as Chairman of the Board from 2002 until 2007 and again from 2008 through 2011, and as Global Strategic Advisor from 2011 through July 2013.

Mr. Cumming attended the University of South Carolina. Mr. Cumming’s extensive knowledge of and experience with diagnostic product companies and expertise as a strategic advisor focused on the healthcare industry contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

David Elsbree has served as a member of our Board of Directors since July 2014. From 1970 until 2004, Mr. Elsbree was employed by Deloitte & Touche, most recently as a senior partner. Mr. Elsbree served in a number of leadership roles in the firm’s high technology practice, including partner-in-charge of the New England High Technology Practice. Mr. Elsbree served on the board of directors of Art Technology Group, Inc. from June 2004 until January 2011 and on the board of directors of Acme Packet, Inc. from November 2006 until March 2013. Mr. Elsbree received his B.A. from Northeastern University. Mr. Elsbree’s extensive knowledge of and experience with technology companies and financial expertise contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Stanley N. Lapidus has served as a member of our Board of Directors since August 2008 and also serves as a member of the Board of Directors of Fractyl Laboratories, Atlas Genetics and PathAI. Since 2008 Mr. Lapidus has served as Managing Director of LapidX Research Associates, a healthcare consulting firm focused on medical devices and diagnostics. From 2009 to 2016, Mr. Lapidus was President and Chief Executive Officer of SynapDx, an autism early detection company he founded. From 2003 to 2008, Mr. Lapidus was Chief Executive Officer of Helicos Biosciences, a life science company he co-founded in 2003. From 1995 to 2001, he was Chief Executive Officer of EXACT Sciences, a colorectal cancer diagnostics company he founded in 1995. From 1987 to 1994, he was Chief Executive Officer of Cytyc Corp., a cervical cancer diagnostics company he founded in 1987. Mr. Lapidus held an academic appointment at MIT from 2002 to 2017. He received his B.S. in engineering from Cooper Union. Mr. Lapidus’ experience as a senior executive and his knowledge of life science companies contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Adrian Jones has served as a member of our Board of Directors since March 2015. Since 1994, Mr. Jones has been employed by Goldman, Sachs & Co., currently serving as a managing director, co-head of the Americas Equity business and a member of the Global Investment Committee. From 1983 to 1989, Mr. Jones served as a lieutenant in the Irish Army, including two years in the United Nations Peacekeeping Force in Southern Lebanon. In the last five years, Mr. Jones has represented GS Capital Partners on the board of directors of Education Management Corp. from 2006 to 2015 and Dollar General Corp. from 2007 to 2013. In addition, Mr. Jones serves on the boards of Autism Speaks, The American Ireland Fund and the Galway University Foundation. Mr. Jones received his M.B.A. from Harvard Business School, his M.A. in Economics from University College, Dublin and his B.A. in Economics and Politics from University College, Galway. Mr. Jones’ management experience, including his extensive experience in business strategy for healthcare companies, contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Seymour Liebman has served as a member of our Board of Directors since September 2016. Mr. Liebman has been employed by Canon USA, Inc., a leading provider of consumer, business-to-business, and industrial imaging solutions to the United States and to Latin America and the Caribbean markets, since 1974 and currently serves as its Executive Vice President, Chief Administrative Officer and General Counsel and Senior Managing Executive Officer of Canon Inc., Japan. Mr. Liebman received his J.D. from Touro Law School, his M.S. in mathematics from Rutgers University, his M.S. in accounting from Long Island University and his B.A. in mathematics from Hofstra University. Mr. Liebman’s management and board experience contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Vote Required and Board of Directors’ Recommendation

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the Class I director nominees listed above.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 11, 2018, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 38,646,237 shares of our common stock outstanding as of April 11, 2018. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 11, 2018 except as noted in the footnotes below, including upon the exercise of stock options and vesting of restricted stock units. These stock options and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

Name of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class
5% or Greater Stockholders
Entities affiliated with Canon U.S.A., Inc. (1)	6,055,341	15.7%
Entities affiliated with Broad Street Principal Investments, LLC (2)	4,270,632	11.1%
Entities affiliated with Senvest Management LLC (3)	3,337,946	8.6%
Entities affiliated with Tiger Management LLC (4)	2,321,800	6.0%
Entities affiliated with Lagoda Investment Management, L.P. (5)	2,718,306	7.0%
Named Executive Officers and Directors
John McDonough (6)	1,015,096	2.6%
Thomas J. Lowery, Ph.D. (7)	306,486	*
Darlene Deptula-Hicks (8)	4,000	*
Adrian Jones (2)	4,270,632	11.1%
Michael J. Cima, Ph.D. (9)	350,358	*
John W. Cumming (10)	119,470	*
David B. Elsbree (11)	175,245	*
Stanley N. Lapidus (12)	136,231	*
Seymour Liebman (1)	6,055,341	15.7%
All executive officers and directors as a group (11 persons) (13)	12,732,773	31.5%

*	Less than 1%.

(1)	Based solely on information set forth in a Schedule 13D filed with the SEC by Canon U.S.A., Inc. on September 21, 2016, this includes 6,055,341 shares held by Canon U.S.A., Inc. Mr. Seymour Liebman is the Executive Vice President, Chief Administrative Officer and General Counsel, Senior Managing Executive Officer of Canon Inc., Japan, and Vice Chairman, Canon Solutions America, Inc. and may be deemed to have beneficial ownership of the shares held by Canon U.S.A., Inc. Canon U.S.A., Inc. and Mr. Liebman each disclaim beneficial ownership of the shares held directly or indirectly by Canon U.S.A., Inc., except to the extent of its pecuniary interest therein, if any. On September 21, 2016, 66,176 options were granted to Mr. Liebman, in connection with Mr. Liebman becoming a member of our Board of Directors, on June 2, 2017, 18,000 restricted stock units were granted to Mr. Liebman and on January 1, 2018, 9,708 restricted stock units were granted to Mr. Liebman, of which (i) 22,059 options and (ii) 18,000 restricted stock units are, or will be, immediately exercisable within 60 days of April 11, 2017. The mailing address of the beneficial owner is One Canon Park, Melville, New York 11747.
(2)	Based solely on information set forth in a Schedule 13G/A filed with the SEC by the Goldman Sachs Group, Inc. on February 14, 2018, this includes (a) 3,492,083 shares of common stock held by Broad Street Principal Investments, LLC, (b) 515,497 shares of common stock held by Bridge Street 2013 Holdings, L.P. (c) 149,660 shares of common stock held by MBD 2013 Holdings, L.P., and (d) 84,176 shares of common stock held by all other (that may or may not be vested or exercisable within 60 days), collectively the GS Entities. The GS Entities, of which affiliates of the Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. Mr. Adrian Jones is a Managing Director of Goldman, Sachs & Co. and may be deemed to have beneficial ownership of the shares held by the GS Entities. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Jones each disclaim beneficial ownership of the shares held directly or indirectly by the GS Entities, except to the extent of its pecuniary interest therein, if any. Mr. Jones has sole and direct voting interest in 62,117 shares of common stock which Mr. Jones has the right to acquire pursuant to outstanding stock options and restricted stock units which are, or will be, immediately exercisable within 60 days of April 11, 2018. The address of the GS Entities, the Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Jones is c/o The Goldman Sachs Group, 200 West Street, New York, New York 10282.
(3)	Based solely on information set forth in a Schedule 13G/A filed with the SEC by Senvest Management LLC and Richard Mashaal on February 12, 2018, this includes 3,337,946 shares held in the accounts of Senvest Master Fund, LP and Senvest Global (KY), LP (collectively, the “Investment Vehicles”). Senvest Management, LLC may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Senvest Management, LLC’s position as investment manager of each of the Investment Vehicles. Mr. Mashaal may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Mr. Mashaal’s position as investment manager of each of the Investment Vehicles. None of the foregoing should be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of the Common Stock reported herein. The mailing address of the beneficial owner is 540 Madison Avenue, 32nd Floor, New York 10022.
(4)	Based solely on information set forth in a Schedule 13G/A filed with the SEC by Tiger Management LLC on February 14, 2018, this includes 2,321,800 shares that may be deemed to beneficially owned by Tiger Partners Trading LLC, Tiger Partners, L.P., Tiger Partners GP, LLC, Tiger Management L.L.C., Tiger Management Corporation, the Julian H. Robertson Revocable Trust, and Julian H. Robertson. The mailing address of the beneficial owner is 101 Park Avenue, New York, NY 10178.
(5)	Based solely on information set forth in a Schedule 13G/A filed with the SEC by Lagoda Investment Management, L.P. on February 14, 2018, this includes 2,718,306 shares held by Lagoda Investment Management, L.P. The mailing address of the beneficial owner is 3 Columbus Circle, New York, NY, 10019.
(6)	Consists of (a) 197,353 shares of common stock, (b) options to purchase 817,743 shares of common stock which Mr. McDonough has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of April 11, 2018.
(7)	Consists of (a) 6,411 shares of common stock, (b) options to purchase 300,075 shares of common stock which Dr. Lowery has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of April 11, 2018.

(8)	Consists of 4,000 shares of common stock.
(9)	Consists of (a) 184,418 shares of common stock, (b) options to purchase 147,940 shares of common stock which Dr. Cima has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of April 11, 2018 and (c) 18,000 restricted stock units vesting within 60 days of April 11, 2018.
(10)	Consists of (a) options to purchase 101,470 shares of common stock which Mr. Cumming has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of April 11, 2018 and (b) 18,000 restricted stock units vesting within 60 days of April 11, 2018.
(11)	Consists of (a) 55,775 shares of common stock, (b) options to purchase 101,470 shares of common stock which Mr. Elsbree has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of April 11, 2018 and (c) 18,000 restricted stock units vesting within 60 days of April 11, 2018.
(12)	Consists of (a) options to purchase 118,231 shares of common stock which Mr. Lapidus has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of April 11, 2018 and (b) 18,000 restricted stock units vesting within 60 days of April 11, 2018.
(13)	Consists of (a) 10,779,361 shares of common stock, (b) 1,929,575 shares of common stock which our directors and executive officers as a group have the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of April 11, 2018 and (c) 108,000 restricted stock units vesting within 60 days of April 11, 2018.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current position(s) at T2 Biosystems and their ages as of April 11, 2018.

Name	Age	Position
John McDonough	58	President, Chief Executive Officer and Director
Thomas J. Lowery, Ph.D.	39	Chief Scientific Officer
John Sprague	59	Chief Financial Officer
Michael Gibbs, Esq.	47	Vice President and General Counsel
Alec Barclay	37	Senior Vice President, Operations

You should refer to “Proposal 1: Election of Directors” above for information about our Chief Executive Officer, John McDonough. Biographical information for our other executive officers, as of April 11, 2018, is set forth below.

Thomas J. Lowery, Ph.D. has served as our Chief Scientific Officer since September 2013. Since joining our company in 2007, Dr. Lowery has held various technical leadership roles in the assay, methods, reagents and detector development programs. Prior to joining our company, Dr. Lowery conducted research at the University of California Berkeley focused on developing innovative magnetic resonance based biosensors for molecular imaging. Dr. Lowery received his Ph.D. in chemistry from the University of California, Berkeley and his B.S. in biochemistry from Brigham Young University.

John Sprague has served as our Chief Financial Officer since January 2018. Prior to joining our company, Mr. Sprague, 59, was Chief Financial Officer at Caliber Imaging & Diagnostics, Inc., a medical technologies company that designs, develops and markets innovative digital imaging solutions that show tissue at the cellular level using in-vivo confocal microscopes designed specifically for imaging skin and other tissues for pathology and life sciences, from February 2017 to January 2018. From 2011 to 2017, Mr. Sprague held various positions at GE Healthcare, with his last assignment serving as Finance Manager of GE’s North American Core Imaging business. Mr. Sprague is a certified public accountant and received his BS in accounting from Boston College.

Alec Barclay has served as our Senior Vice President, Operations since March 2018. Mr. Barclay joined our company in April 2016 as Vice President of Product Development and Product Management. Mr. Barclay joined our company in April 2016 as Vice President of Product Development and Program Management. Prior to joining the Company, Mr. Barclay served as the Director of Hardware and Systems Engineering at Becton Dickinson, a medical technology company that manufactures and sells medical devices, instrument systems, and reagents, within their Genomics division from January 2015 to April 2016. Prior to joining Becton Dickinson, he held various positions within Siemens Healthcare from July 2006 to December 2014, with his last assignment serving as Senior Manager, Lead Systems Integrator. Mr. Barclay received his BSME from Rochester Institute of Technology.

Michael Gibbs, Esq. has served as our Vice President and General Counsel since January 2016. Mr. Gibbs joined our company in December 2014 as Senior Corporate Counsel. From 2011 until he joined our company, Mr. Gibbs was General Counsel for Keystone Dental, Inc., a medical device company focused on dental implants and biomaterials. From 2003 to 2011, Mr. Gibbs was a corporate attorney with the law firm Bingham McCutchen LLP (now Morgan Lewis & Bockius). Prior to joining Bingham McCutchen LLP, he was an officer in the United States Marine Corps, departing with the rank of Major. Mr.  Gibbs received his J.D. from Boston College Law School and his B.S. in Political Science from Syracuse University.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

We have adopted a written policy that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party, must be approved by our audit committee or another independent body of our Board of Directors. All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Transactions with Related Persons

Based on a review of the transactions and arrangements between us and any related person or related person’s affiliate, we describe below the transactions or arrangements during the year ended December 31, 2017 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Co-Development Agreement. On February 3, 2015, we entered into a Co-Development Partnership Agreement with Canon U.S. Life Sciences, Inc. (“Canon US Life Sciences”) to develop a diagnostic test panel to rapidly detect Lyme disease. Canon US Life Sciences is an affiliate of Canon U.S.A., Inc., which acquired greater than 5% of our voting securities on September 21, 2016. Under the terms of the agreement, we received an upfront payment of $2.0 million from Canon US Life Sciences and the agreement includes an additional $6.5 million of consideration upon achieving certain development and regulatory milestones for total aggregate payments of up to $8.5 million. We recorded revenue of $0.3 million for the year ended December 31, 2017 under the agreement, and we expect to record revenue over the next two years, provided we achieve the aforementioned development and regulatory milestones.

Employment Agreements. We have entered into employment agreements with certain of our executive officers. See the “Executive Compensation” section for further details.

Indemnification Agreements with Executive Officers and Directors. We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our certificate of incorporation and our bylaws indemnify each of our directors and officers to the fullest extent permitted by the DGCL. See the “ Director Compensation—Limitation of Liability and Indemnification Agreements “ section for further details.

Limitation of Liability and Indemnification Agreements We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended.

Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•	we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•	we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, such executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, Mr. Lapidus, Mr. Cumming and Mr. Jones served as a member of our compensation committee. None of these individuals was at any time during the fiscal year ended December 31, 2017 one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K, and none was a former officer of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that during the fiscal year ended December 31, 2017, all Reporting Persons complied with all Section 16(a) reporting requirements.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, except John McDonough and Seymour Liebman, are independent, as determined in accordance with the rules of the NASDAQ Stock Market (the “NASDAQ Rules”). In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The positions of our Chairman of the Board, or Lead Independent Director, and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board, or Lead Independent Director, to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman or Lead Independent Director, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our bylaws do not require our Chairman, or Lead Independent Director, and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

Board Meetings and Committees. Our Board of Directors held six meetings during 2017. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2017, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Continuing directors and nominees for election as directors in a given year are encouraged to attend the annual meeting of stockholders. All directors attended our annual meeting of stockholders in June 2017.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2017, our Board of Directors had four standing committees: audit committee, compensation committee, nominating and corporate governance committee and technology committee.

Audit Committee.

David Elsbree, Michael Cima and Stanley Lapidus currently serve on the audit committee, which is chaired by David Elsbree. Our Board of Directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable NASDAQ Rules. Our Board of Directors has designated David Elsbree as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•	appointing, overseeing the independence of, and setting the compensation of our independent auditor;

•	overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures;

•	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures;

•	discussing our risk management and risk assessment policies;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	reviewing the company’s policies and procedures for reviewing and approving or ratifying any related person transactions;

•	meeting independently with our internal auditing staff, if any, independent auditors and management; and

•	preparing the audit committee report included below.

The audit committee held eleven meetings during 2017. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is attached as Appendix A to this Proxy Statement.

Compensation Committee.

Stanley Lapidus, John Cumming and Adrian Jones currently serve on the compensation committee, which is chaired by Stanley Lapidus. Under NASDAQ Rules, we are permitted to phase in our compliance with the independent compensation committee requirements set forth in NASDAQ Rule 5605(d). Our Board of Directors has determined that each of Stanley Lapidus, John Cumming and Adrian Jones is “independent” as that term is defined in the applicable NASDAQ Rules. The compensation committee’s responsibilities include:

•	reviewing and approving, or recommending for approval by our Board of Directors, our Chief Executive Officer’s compensation;

•	reviewing and approving, or recommending for approval by our Board of Directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if applicable; and

•	preparing the annual compensation committee report, if applicable.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The compensation committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The compensation committee has delegated to our Chief Executive Officer the authority to issue stock options and restricted stock units under our 2014 Incentive Award Plan to certain of our non-officer employees. For information regarding the role of executive officers and compensation consultants in establishing executive and director compensation please refer to “Executive Compensation—Overview” below.

The compensation committee held three meetings during 2017. The Compensation Committee operates under a written charter adopted by the Board, which is available in the “Investors—Corporate Governance” section of our website at www.t2biosystems.com.

Nominating and Corporate Governance Committee.

John Cumming currently serves on the nominating and corporate governance committee. Our Board of Directors has determined that he is “independent” as that term is defined in the applicable NASDAQ Rules. The nominating and corporate governance committee’s responsibilities include:

•	recommending to our Board the persons to be nominated for election as directors and to each of the Board committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance guidelines; and

•	overseeing an annual evaluation of the Board of Directors.

The nominating and corporate governance committee held one meeting during 2017. The nominating and corporate governance committee operates pursuant to a written charter, which is available in the “For Investors and Media—Corporate Governance” section of our website at www.t2biosystems.com.

The nominating and corporate governance committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters—Stockholder Recommendations for Director Nominations.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters—Procedures for Submitting Stockholder Proposals.”

Risk Oversight. Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer or Chief Executive Officer reports regularly to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer or Chief Executive Officer.

Technology Committee

Michael Cima currently serves on the technology committee. The technology committee meets periodically to discuss scientific and technological developments that may affect our business.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include appointing, overseeing the independence of, and setting the compensation of the independent registered public accounting firm engaged as our independent auditor; pre-approving all audit services to be provided by the independent auditor; overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures; coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures; discussing our risk management and risk assessment policies; establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing the company’s policies and procedures for reviewing and approving or ratifying any related person transactions; and meeting independently with our internal auditing staff, if any, independent auditors and management.

The audit committee assists the Board of Directors with the oversight of our financial reporting process. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with management and the independent auditor. Ernst & Young LLP presented the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AS 16, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The audit committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP’s independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

THE AUDIT COMMITTEE

David Elsbree

Stanley Lapidus

Michael Cima

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our named executive officers identified below. For 2017, our named executive officers were:

•	John McDonough, President and Chief Executive Officer;

•	Thomas J. Lowery, Ph.D., Chief Scientific Officer; and

•	Darlene Deptula-Hicks, former Chief Financial Officer.

Ms. Deptula-Hicks commenced employment as our Chief Financial Officer and Treasurer effective May 1, 2017, and resigned from employment with the Company effective January 30, 2018.

Overview

Our compensation programs are designed to:

•	attract and retain individuals with superior ability and managerial experience;

•	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our compensation committee is primarily responsible for establishing and approving, or recommending for approval by the Board of Directors, the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves, or recommends for approval by the Board of Directors, annually all compensation decisions relating to all of our executive officers, including our chief executive officer. The compensation committee typically considers, and during 2017 did consider, recommendations from our chief executive officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions and has engaged Arnosti Consulting to provide these services. The compensation committee reviewed compensation assessments provided by Arnosti Consulting comparing our executive compensation program to that of a group of peer companies within our industry and met with Arnosti Consulting to discuss compensation of our executive officers, including the chief executive officer, and to receive input and advice. The compensation committee has considered the adviser independence factors required under SEC rules as they relate to Arnosti Consulting and does not believe Arnosti Consulting’s work in 2017 raised a conflict of interest.

Executive Compensation Components

Our executive compensation program consists of base salary, cash incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock units, and a broad-based benefits program. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for its executive officers, including company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Base Salary

Our named executive officers receive base salary to compensate them for the satisfactory performance of duties to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

For 2017, Mr. McDonough’s annual base salary remained the same as in 2016. Effective March 1, 2017, Dr. Lowery’s annual base salary was increased from $335,000 in 2016. The 2017 annual base salary of Ms. Deptula-Hicks was established at the time she commenced employment with us. In early 2018, the Board of Directors met and elected to increase Dr. Lowery’s annual base salary to $362,250, effective March 1, 2018. At that time, the board of directors elected not to increase Mr. McDonough’s annual base salary and to revisit Mr. McDonough’s annual base salary in the future if and when certain milestones are attained. The following table sets forth the 2017 and 2018 annual base salaries of our named executive officers, which become effective on March 1, 2018:

Name	2017 Annual Base Salary ($)	2018 Annual Base Salary ($)
John McDonough	$425,000	$425,000
Thomas J. Lowery	$350,000	$362,250
Darlene Deptula-Hicks	$340,000	$—	(1)

(1)	Ms. Deptula-Hicks commenced employment with us as our Chief Financial Officer and Treasurer effective May 1, 2017 and resigned from employment with us effective January 30, 2018.

Cash Incentive Compensation

Each of our named executive officers is eligible to participate in an annual cash incentive compensation program which provides participants with an opportunity to earn variable cash incentive compensation based on individual and company performance. For 2017, Mr. McDonough’s target bonus was 75% of his base salary, Dr. Lowery’s target bonus was 45% of his base salary and Ms. Deptula-Hicks’ target bonus was 45% of her base salary. Each of Mr. McDonough’s and Dr. Lowery’s target bonuses remained at their respective levels in 2017, and Ms. Deptula-Hicks’ target bonus was established at the time she commenced employment with us.

Objectives for the 2017 annual cash incentive compensation program were established in January 2017 by our compensation committee and generally related to attaining clinical, business development and financing milestones and publication, commercialization and operational goals. The determination of 2017 bonus amounts was based on a non-formulaic assessment of these factors, as well as our compensation committee’s subjective evaluation of our company’s overall performance and each named executive officer’s individual performance and contribution to our company. The compensation committee did not assign specific weights to any elements of our bonus program in determining 2017 bonuses.

After considering these factors, the Board of Directors, based upon the recommendation of our compensation committee, approved a bonus for Mr. McDonough, Dr. Lowery and Ms. Deptula-Hicks. The bonus for Ms. Deptula-Hicks was prorated based on the length of her service in 2017. The annual variable cash incentive compensation earned by our named executive officers for 2017 is set forth in the “Non-Equity Incentive Plan Compensation” column of our 2017 Summary Compensation Table.

Equity-Based Compensation

We generally grant stock options and restricted stock unit awards to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant stock options to employees when they commence employment with us and may thereafter grant additional options and restricted stock unit awards in the discretion of our Board of Directors. Our stock options granted upon commencement of employment typically vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and in substantially equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us. Additional stock options granted after the commencement of employment typically vest in substantially equal monthly installments over 48 months. Our restricted stock unit awards typically vest in substantially equal annual installments over 36 months, subject to the holder’s continued employment with us. Each restricted stock unit entitles the holder to receive one share of our common stock or its cash value upon vesting or a later settlement date. From time to time, our Board of Directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

We awarded stock options and restricted stock unit awards to our named executive officers in 2017 in the following amounts:

Named Executive Officer	2017 Options Granted (#)(1)(2)	2017 RSUs Granted (#)(3)
John McDonough	100,000	50,000
Thomas J. Lowery	35,000	17,500
Darlene Deptula-Hicks	175,000	—

(1)	Stock options were granted with exercise prices equal to the fair market value of our common stock on the date of grant.
(2)	The options granted to Mr. McDonough and Dr. Lowery vest in 48 substantially equal monthly installments following the date of grant. The options granted to Ms. Deptula-Hicks were granted in connection with her commencement of employment with us and vest as to 25% of the shares subject to the option on the first anniversary of the date of grant, and in equal monthly installments over the ensuing 36 months.
(3)	The restricted stock units granted to Mr. McDonough and Dr. Lowery will vest and be settled in three equal annual installments beginning on February 9, 2018.

Retirement, Health, Welfare and Additional Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short-and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. Beginning in 2016, we make company contributions for participants in the 401(k) plan equal to 50% of the participant’s contribution, up to 2% of the participant’s eligible compensation or $3,000 per year, whichever is lesser.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
John McDonough,	2017	425,000	280,500	283,500	332,991	3,000	1,324,991
President and Chief Executive Officer	2016	425,000	552,946	1,010,482	159,375	3,000	2,150,803
Thomas J. Lowery,	2017	347,500	138,600	99,225	116,519	3,000	705,384
Chief Scientific Officer	2016	334,167	60,000	174,000	445,623	3,000	1,017,286
Darlene Deptula-Hicks,
former Chief Financial Officer (1)	2017	227,024	—	—	483,311	—	710,335

(1)	The base salary amount shown for Ms. Deptula-Hicks, who joined our company on May 1, 2017, represents base salary for the portion of the year during which she was employed.
(2)	Represents awards earned under our annual cash incentive compensation program. For additional information regarding these amounts, see the section titled “Executive Compensation Components—Cash Incentive Compensation” above.
(3)	Represents the aggregate grant date fair value of the restricted stock unit awards granted during the given year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2018.
(4)	Represents the aggregate grant date fair value of the option awards granted during the given year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2018. For performance-based options, the amounts shown reflect the grant date fair value, assuming the highest level of performance conditions will be achieved.
(5)	Represents awards earned under our annual cash incentive compensation program. For additional information regarding these amounts, see the section titled “Executive Compensation Components—Cash Incentive Compensation” above.
(6)	Represents Company matching contributions under our 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End Table—2017

	Option Awards						Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards. Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested (#)(3)
John McDonough	02/09/2017	20,833	79,167		5.67	02/08/2027	—	—
	01/20/2016	63,889	69,445	66,666	9.02	01/19/2026	—	—
	02/13/2015	95,005	39,119	—	19.95	02/12/2025	—	—
	07/02/2014	56,726	9,685	—	10.69	07/02/2024	—	—
	01/22/2014	32,513	692	—	3.21	01/22/2024	—	—
	—	166,029	—	—	3.21	10/24/2023	—	—
	—	194,558	—	—	2.45	01/17/2022	—	—
	—	141,552	—	—	1.96	09/14/2020	—	—
	02/09/2017	—	—	—	—	—	50,000	206,000
	11/29/2016	—	—	—	—	—	47,423	195,383
Thomas J. Lowery	02/09/2017	7,292	27,708		5.67	02/08/2027	—	—
	01/20/2016	28,175	30,625	29,400	9.02	01/19/2026	—	—
	02/13/2015	31,493	12,967	—	19.95	02/12/2025	—	—
	07/02/2014	23,243	3,321	—	10.69	07/02/2024	—	—
	01/22/2014	16,255	347	—	3.21	01/22/2024	—	—
	—	59,102	—	—	3.21	09/25/2023	—	—
	—	11,764	—	—	2.24	01/23/2023	—	—
	—	36,235	—	—	2.45	01/17/2022	—	—
	—	29,411	—	—	1.96	04/15/2021	—	—
	—	18,588	—	—	1.31	02/05/2020	—	—
	—	14,647	—	—	1.16	02/27/2019	—	—
	02/09/2017	—	—	—	—	—	17,500	72,100
	11/29/2016	—	—	—	—	—	15,000	61,800
Darlene Deptula-Hicks (4)	05/01/2017	—	175,000	—	4.74	05/01/2027	—	—

(1)	All unvested time-based options for Mr. McDonough and Dr. Lowery vest in substantially equal monthly installments over the 48 month vesting period, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below.
(2)	The performance-based options for Mr. McDonough and Dr. Lowery are eligible to vest based on our achievement of certain revenue targets and clinical milestones relating to our products in respect of fiscal year 2017, subject to the holder’s continued employment with us through the applicable vesting date.
(3)	Based on the closing price of our common stock on December 29, 2017 of $4.12. All unvested restricted stock units for Mr. McDonough and Dr. Lowery (a) granted on November 30, 2016, vest in two equal annual installments beginning on November 30, 2017 and (b) granted on February 29, 2017, vest in three annual installments beginning on February 29, 2018, each subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below.

(4)	The unvested option for Ms. Deptula-Hicks vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date and in substantially equal monthly installments over the ensuing 36 months, subject to her continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below.

Employment Letter Agreements with Our Named Executive Officers

We have entered into an employment letter agreement with each of the named executive officers. Certain key terms of these agreements are described below.

John McDonough. We have entered into an amended employment letter agreement with Mr. McDonough which provides that if Mr. McDonough is terminated by us without cause, he will be entitled to receive 6 months of base salary continuation and a lump-sum payment in an amount equal to 50% of the maximum amount of his annual variable cash incentive compensation for the year of termination. If Mr. McDonough’s employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. McDonough resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 18 months of base salary continuation, a lump-sum payment in an amount equal to his target annual variable cash incentive compensation for the year of termination, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on cost sharing for active employees) of healthcare continuation premiums for up to 18 months.

Mr. McDonough’s employment letter agreement also contains restrictive covenants pursuant to which he has agreed to refrain from competing with us or soliciting our customers, prospective customers, employees or consultants for one year following his termination of employment.

Thomas J. Lowery, PhD. We have entered into an employment letter agreement with Dr. Lowery, which provides that if Dr. Lowery’s employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Dr. Lowery resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 12 months.

Dr. Lowery has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Darlene Deptula-Hicks. In April 2017, we entered into an employment letter agreement with Ms. Deptula-Hicks. This agreement entitled her to an initial annual base salary of $340,000, a target annual variable cash incentive bonus equal to 45% of her annual base salary, prorated for 2017, and an initial grant of options to purchase a total of 175,000 shares of our common stock, which vests as to 25% of the shares subject to the option in the first anniversary of Ms. Deptula-Hicks’ employment commencement date and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to her continued employment on each applicable vesting date.

Pursuant to Ms. Deptula-Hicks’ employment letter agreement, in the event that her employment is terminated by us without cause not in connection with a change in control, she will be entitled to receive 6 months of base salary continuation and reimbursement for costs associated with COBRA for six months following such termination.

Ms. Deptula-Hicks has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which she has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of her employment.

Ms. Deptula-Hicks resigned as our Chief Financial Officer effective January 30, 2018 and received severance in the form of salary continuation for six months and 8,976 restricted stock units that vest on the first anniversary of the grant date, subject to compliance with the terms of the severance agreement.

Potential Payments Upon a Change in Control

As described above, under the terms of their employment letter agreements, Mr. McDonough and Dr. Lowery may become entitled to payments or benefits in connection with certain terminations of employment that occur at specified times around a change in control.

In addition, the agreements governing Mr. McDonough’s, Ms. Deptula-Hicks’ and Dr. Lowery’s unvested stock options and restricted stock units provide for full accelerated vesting if their employment is terminated by us without cause within the three months preceding or the 12 months following a change of control or if they resign for good reason within 12 months following a change in control.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a member of our Board of Directors during 2017, other than Mr. McDonough. Mr. McDonough, who is also our Chief Executive Officer, receives no compensation for his service as a director. The compensation earned by Mr. McDonough as our Chief Executive Officer during 2017 is presented in the 2017 Summary Compensation Table.

Director Compensation Table—2017

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Joshua Bilenker, M.D. (3)	12,535	—	—	12,535
Michael J. Cima, Ph.D.	60,702	63,900	—	124,602
John W. Cumming	46,702	63,900	—	110,602
David B. Elsbree	55,124	63,900	—	119,024
Adrian Jones	40,702	63,900	—	104,602
Stanley N. Lapidus	88,264	63,900	—	152,164
Seymour Liebman	38,202	63,900	—	102,102

(1)	Represents the aggregate grant date fair value of the restricted stock unit awards granted during the given year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 19, 2018
(2)

Represents the aggregate grant date fair value of the option awards granted during 2017 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 8 to our consolidated financial statements for 2017 in our Annual Report on Form 10-K filed with the SEC on March 19, 2018. As of December 31, 2017, Dr. Cima held options to purchase a total of 147,940 shares of our common stock and 18,000 restricted stock units, Mr. Cumming held options to purchase a total of 101,470 shares of our common stock and 18,000 restricted stock units, Mr. Elsbree held options to purchase a total of 66,177 shares of our common stock and 18,000 restricted stock units, Mr. Lapidus held options to purchase 118,231 shares of our common stock and 18,000 restricted stock units, Mr. Jones and Mr. Liebman each held options to purchase a total of 66,176 shares of our common stock and 18,000 restricted stock units. Each restricted stock unit entitles the holder to receive one share of our common stock or its cash value upon vesting or a later settlement date.
(3)	Dr. Bilenker resigned from our Board of Directors effective January 17, 2017.

We maintain a non-employee director compensation policy pursuant to which all non-employee directors were paid cash compensation as set forth below for 2017:

Annual Retainer ($)
Board of Directors:
All non-employee members	40,000
Additional retainer for Lead Independent Director	30,000
Audit Committee:
Chairperson	18,000
Membership	7,500
Compensation Committee:
Chairperson	14,000
Membership	5,000
Nominating and Corporate Governance Committee:
Chairperson	10,000
Membership	3,500
Technology Committee:
Chairperson	15,000
Membership	3,500

Annual retainers are earned on a quarterly basis and paid in arrears following the end of each calendar quarter. Retainers are prorated for partial quarters of service. In December 2017, the non-employee director compensation program was revised to permit each director the opportunity to elect to be paid the director’s $40,000 annual retainer for board service in 2018 or later in the form of restricted stock units that vest in a single installment on January 1 of the following year.

Under the non-employee director compensation policy for 2017, each non-employee director initially appointed or elected to the Board of Directors was granted an option to purchase 66,176 shares of our common stock on the date he or she first became a non-employee director. The option vests and becomes exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board of Directors. In addition, on the date of the 2017 annual meeting of stockholders, each continuing non-employee director was granted 18,000 restricted stock units that vest in one installment on the first anniversary of the grant date. In December 2017, the non-employee director compensation program was revised to allow the Board of Directors to elect, prior to the date of the annual stockholder meeting, to make annual equity awards under the program in the form of (i) an option to purchase 17,647 shares of our common stock, (ii) 9,000 restricted stock units on the date of such annual meeting or (iii) a combination thereof. These awards vest (i) if an option, in 12 substantially equal monthly installments following the date of grant and (ii) if a restricted stock unit, in a single installment on the first anniversary of the grant date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	4,391,580	(2)	$7.31	(3)	1,207,825	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	4,391,580		$7.31		1,207,825

(1)	Consists of the 2006 Employee, Director and Consultant Stock Plan, or the 2006 Plan, the 2014 Incentive Award Plan, as amended and restated, or the 2014 Plan, and the Employee Stock Purchase Plan, or ESPP. We ceased issuing new awards under the 2006 Plan when the 2014 Plan became effective.
(2)	Consists of 1,427,174 outstanding options to purchase shares of our common stock under the 2006 Plan, 2,357,909 outstanding options to purchase shares of our common stock under the 2014 Plan, and 606,497 outstanding restricted stock units under the 2014 Plan.
(3)	Represents the weighted-average exercise price of options under the 2014 Plan and 2006 Plan as of December 31, 2017. Amounts shown do not take into account any restricted stock units awarded under the 2014 Plan, which do not have an exercise price.
(4)	Pursuant to the terms of the 2014 Plan, the number of shares of common stock available for issuance under the 2014 Plan automatically increases on January 1 of each year during the current ten year term of the 2014 Plan, beginning on January 1, 2015. The annual increase in the number of shares is currently equal to the lesser of: (a) 4% of our shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; and (b) such smaller number of shares of common stock determined by the Board of Directors. Pursuant to the terms of the ESPP, the number of shares of common stock available for issuance under the ESPP automatically increases on the first day of each calendar year beginning January 1, 2015 and ending on January 1, 2024. The annual increase in the number of shares is currently equal to the least of: (1) 220,588 shares, (2) 1% of the common shares outstanding on the final day of the immediately preceding calendar year and (3) such smaller number of common shares as determined by the Board of Directors. As of December 31, 2017, a total of 1,026,422 shares of stock were available for issuance and 181,403 purchase rights were outstanding under the ESPP.

On March 1, 2018, the Board of Directors adopted the T2 Biosystems, Inc. Inducement Award Plan (the “Inducement Award Plan”). The Inducement Award Plan provides for the grant of equity-based awards in the form of non-qualified stock options, restricted stock awards, restricted stock unit awards, dividend equivalent awards, stock payment awards and stock appreciation rights. The Inducement Award Plan was adopted by the Board of Directors without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board of Directors has reserved 625,000 shares of the Company’s common stock for issuance pursuant to awards granted under the Inducement Award Plan, and the Inducement Award Plan will be administered by the Compensation Committee of the Board of Directors. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Award Plan may only be made to an employee who has not previously been an employee or member of the Board of Directors or any parent or subsidiary, or following a bona fide period of non-employment by the Company or a parent or subsidiary, if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is engaged in the process of selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Accordingly, we are not recommending to stockholders an independent registered public accounting firm for ratification at the 2018 Annual Meeting.

Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 2017 and 2016. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Ernst & Young LLP Fees

The following table sets forth fees billed for professional audit services and other services rendered to us by Ernst & Young LLP and its affiliates for the fiscal years ended December 31, 2017 and 2016.

	Fiscal 2017	Fiscal 2016
Audit Fees	$955,500	$943,000
Audit-Related Fees	165,500	—
Tax Fees	38,000	42,500
All Other Fees	—	2,000

Total	$1,013,500	$987,500

Audit Fees. Audit fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

Audit-Related Fees. Audit related fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. Included in the fiscal 2017 audit fees is $80,000 of fees billed in connection with comment letters and consents and $85,000 related to procedures around the Company’s 2018 adoption of a new revenue recognition standard. There were no such fees incurred in fiscal 2016.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.

All Other Fees. There were no such fees incurred in fiscal 2017. All other fees in fiscal 2016 consist of the license of technical accounting software.

Pre-Approval of Audit and Non-Audit Services

It is the policy of our audit committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our audit committee.

All Ernst & Young LLP services and fees in the fiscal years ended December 31, 2017 and December 31, 2016 were pre-approved by the audit committee.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet

Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2017, as applicable, is being delivered multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 101 Hartwell Ave., Lexington, MA 02421, Attention: Secretary or call us at (781) 761-4646. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the nominating and corporate governance committee should provide the following information to the Chair of the nominating and corporate governance committee, T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, Massachusetts 02421: (a) a brief statement outlining the reasons the nominee would be an effective director for T2 Biosystems; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other Board of Directors and board committees on which the candidate has served during that period, (iii) the number of shares of T2 Biosystems stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with T2 Biosystems; (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of T2 Biosystems shares, if any, on whose behalf the proposal is made and (ii) the number of shares of T2 Biosystems stock that the stockholder and any such other beneficial owner beneficially own; and (d) the other information specified in T2 Biosystems’ Bylaws as then in effect. The nominating and corporate governance committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Other Stockholder Proposals

Any stockholder proposing to bring any business other than a director candidate before an annual meeting of stockholders, which business must relate to a proper matter under Delaware law for stockholder action, must provide the following information to the Chair of the nominating and corporate governance committee: (a) a brief description of the business desired to be brought before the annual meeting; (b) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment); (c) the reasons for conducting such business at the annual meeting; (d) the proposing stockholder’s name and record address and the name and address of the beneficial owner of T2 Biosystems shares, if any, on whose behalf the proposal is made; and (e) the other information specified in T2 Biosystems’ Bylaws as then in effect.

Procedure for Submitting Stockholder Proposals

Stockholder proposals, including proposed director nominations, intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 8, 2019, and March 10, 2019. If the date of the next annual meeting of the stockholders is scheduled to take place before May 9, 2019, or after August 7, 2019, notice by the stockholder must be delivered no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition, any stockholder proposal, including proposed director nominations, intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than December 25, 2018. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

Appendix A

T2 BIOSYSTEMS, INC.

AUDIT COMMITTEE CHARTER

(amended and restated, effective as of April 28, 2016)

A.	Purpose

The purpose of the Audit Committee of the Board of Directors (the “Board”) of T2 Biosystems, Inc. (the “Company”) is to assist the Board’s oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1. Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board.

2. Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be an “independent director” as defined by NASDAQ Rule 5605(a)(2), meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4. Chair. Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation. The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or of a committee of the Board.

6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the Company’s registered public accounting firm (the “independent auditor”), in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditor

1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2. Independence. The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4. Pre-approval of Services. The Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports and other communications required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and Company management; and

•	the other matters addressed in PCAOB Auditing Standard No. 16, Communications with Audit Committees (“AS 16”).

6. PCAOB Inspections. The Audit Committee shall request the independent auditor to provide relevant information about inspections of the firm by the PCAOB, including the following:

•	whether any audit overseen by the Audit Committee is selected by the PCAOB for an inspection and, if so, the findings of the inspection;

•	whether the PCAOB’s inspection of other audits performed by the firm raised auditing or accounting issues similar to those presented in the Company’s audit;

•	the firm’s response to PCAOB findings; and

•	the firm’s remedial efforts in light of any quality control deficiencies that may have been identified by the PCAOB.

Audited Financial Statements

7. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters required to be discussed by AS 16.

8. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

11. Oversight. The Audit Committee shall coordinate the Board’s oversight of the Company’s internal control over financial reporting and disclosure controls and procedures.

12. Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

13. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14. Oversight of Related Person Transactions. The Audit Committee shall review the Company’s policies and procedures for reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the Company’s Related Person

Transaction Policy, and recommend any changes to the Board. In accordance with the Company’s Related Person Transaction Policy and NASDAQ rules, the Audit Committee shall conduct appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis.

15. Additional Duties. The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor, (ii) Company management and (iii) the Company’s internal auditors, if any. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board. The Audit Committee shall report regularly to the Board.

4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8. Self-Evaluation. The Audit Committee shall periodically evaluate its own performance and report to the Board on that self-evaluation.

* * * * *

T2 BIOSYSTEMS, INC. 91 HARTWELL AVENUE LEXINGTON, MA 02421

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees
				For	Against	Abstain
01 John McDonough				☐	☐	☐

02 Adrian Jones				☐	☐	☐

03 Seymour Liebman				☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

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T2 BIOSYSTEMS, INC.

Annual Meeting of Stockholders

June 8, 2018 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John McDonough, Michael Gibbs and John Sprague, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of T2 BIOSYSTEMS, INC. that the stockholder(s) is entitled to vote at the Annual Meeting of stockholders to be held at 9:00 AM, ET on June 8, 2018, at 91 Hartwell Ave., Lexington, Massachusetts 02421, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations

Continued and to be signed on reverse side